Exhibit 10.45

METRO-GOLDWYN-MAYER INC.

AMENDED AND RESTATED

2000 EMPLOYEE INCENTIVE PLAN

ARTICLE 1

PURPOSE

The 2000 Employee Incentive Plan (the “Plan”) is a short-term incentive plan designed to (i) promote the continued growth, development and financial success of the Company with the ultimate objective of enhancing stockholder value; (ii) enable the Company to be more effective in attracting, motivating and retaining employees; (iii) provide to employees who participate in the Plan an opportunity to receive bonus incentives tied to the achievement of certain pre-established performance goals; and (iv) meet the requirements for performance-based compensation within the meaning of Section 162(m) of the Code (as defined below).

ARTICLE 2

DEFINITIONS

For the purposes of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

2.1 “Annual Incentive Award” or “Award” means the compensation payable under this Plan to a Participant pursuant to the terms, conditions, restrictions, and limitations established by the Committee and this Plan.

2.2 “Board” means the Board of Directors of the Company.

2.3 “Bonus Target” means the percentage of base compensation (as determined by the Committee or the Subcommittee) to be awarded as an Annual Incentive Award if the Performance Goal for the applicable Performance Measure is met.

2.4 “Code” means the Internal Revenue Code of 1986, as amended, together with the published rulings, regulations, and interpretations promulgated thereunder.

2.5 “Committee” means the Compensation Committee appointed or designated by the Board to administer the Plan in accordance with Article 3 of this Plan.

2.6 “Company” means Metro-Goldwyn-Mayer Inc., a Delaware corporation, and any successor entity, whether by merger, ownership of all or substantially all of the assets thereof, or otherwise.

2.7 “Named Executive Officer” means a Participant who is a “covered employee” as defined in Section 162(m) of the Code or who the Committee believes will be such a covered employee during a Performance Period.

2.8 “Participant” means an eligible employee who is selected to participate in the Plan.

2.9 “Performance Goal” means one or more objective goals pre-established by the Committee or the Subcommittee for the purpose of determining Awards under the Plan.

2.10 “Performance Measure” means one or more business and/or financial criteria as the Committee or the Subcommittee shall determine for the purpose of setting Performance Goals for each Performance Period.

2.11 “Performance Period” means the consecutive 12-month period that constitutes the Company’s fiscal year.

2.12 “Plan” means the Metro-Goldwyn-Mayer Inc. 2000 Employee Incentive Plan, effective as of January 1, 2000, as amended from time to time.

2.13 “Section 162(m)” means Section 162(m) of the Code and the rules and regulations promulgated thereunder.

2.14 “Subcommittee” means the Performance-Based Compensation Subcommittee appointed by the Board to review and approve, with respect to the Named Executive Officers, any compensation that may qualify as performance-based compensation within the meaning of Section 162(m).

ARTICLE 3

ADMINISTRATION

3.1 Composition of Committee and Subcommittee. The Plan shall be administered by the Committee or (with respect to the Named Executive Officers) by the Subcommittee. The Committee shall consist of at least three members of the Board who are not eligible to participate in the Plan. The Subcommittee shall consist of at least two members of the Committee who are “outside directors” within the meaning of Section 162(m).

3.2 Interpretation of Plan. The Committee or the Subcommittee, as the case may be, shall (i) interpret the Plan; (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan; and (iii) make such other determinations and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee or the Subcommittee shall be final, binding, and conclusive on all interested parties.

3.3 Powers of Committee and Subcommittee. The Committee or (with respect to the Named Executive Officers) the Subcommittee shall have the sole authority to (i) establish and administer the Performance Goals; (ii) determine the Performance Measures to be used in establishing the Performance Goals; (iii) set the Bonus Targets and the Percentage Allocation (as defined below) for each class of Participants; (iv) certify to the Board that one or more Performance Goals have been met; and (v) determine the amount of any Awards made to the Named Executive Officers.

3.4 Section 162(m) Conditions. It is the intention of the Committee that the Awards qualify as “performance-based compensation” within the meaning of Section 162(m). With respect to restrictions in the Plan that are based on the requirements of Section 162(m) or any other applicable law, rule or regulation, to the extent that any such restrictions are no longer required thereby, the Committee or the Subcommittee, as the case may be, shall have the discretion and authority to make Awards hereunder that are no longer subject to such restrictions.

3.5 Requisite Action. A majority (but not fewer than two) of the members of the Committee or the Subcommittee, as the case may be, shall constitute a quorum. The vote of a majority of those present at a meeting at which a quorum is present or the unanimous written consent of the members thereof shall constitute action by the Committee or the Subcommittee.

ARTICLE 4

ELIGIBILITY

Any regular employee (including an employee who is also a director of the Company) is eligible to participate in the Plan. Notwithstanding the foregoing, it is the intention of the Committee that Awards generally not be made to any employee who is a participant in any sales incentive or other cash bonus plan of the Company or who receives a guaranteed bonus pursuant to his or her employment agreement with the Company. The Committee shall determine, on the recommendation of management, which employees shall participate in the Plan during any Performance Period, and such determination may be made selectively among eligible employees. An employee must be a Participant in the Plan for a minimum of six months during the Performance Period to be eligible for an Award for such Performance Period.

ARTICLE 5

PERFORMANCE GOALS AND MEASUREMENT

5.1 Performance Goals. Performance Goals shall be established in writing by the Committee or the Subcommittee, as the case may be, not later than 90 days after commencement of the applicable Performance Period (provided that the outcome thereof is substantially uncertain at such time) and shall be based on such Performance Measures as the Committee or the Subcommittee shall determine.

5.2 Bonus Targets. Bonus Targets shall be established by the Committee or the Subcommittee in writing for each class of Participants (determined principally by title and level of responsibility) at the same time as the Performance Goals are established and shall be allocated to one or more Performance Measures in such proportion (the “Percentage Allocation”) as the Committee or the Subcommittee shall determine.

5.3 Performance Measures. For each Performance Period, the Committee or the Subcommittee, as the case may be, shall select the business and/or financial criteria to be used in establishing the Performance Goals. Such criteria may include (without limitation) one or more of the following:

(a) Film performance

(b) Earnings before interest, taxes, depreciation and amortization (EBITDA)

(c) Net profit contribution by division

(d) Pre-tax or after-tax profit levels, including: net income, earnings per share, earnings before interest and taxes, and operating income

(e) Cash flow return on investment and return on equity

(f) Levels of operating expense or other expense items as reported on the income statement

The Performance Measures for a Performance Period may be identical for all Participants or, at the discretion of the Committee or the Subcommittee, may be different to reflect more appropriate measures of performance in individual cases.

5.4 Adjustments for Extraordinary Items. Subject to any express limitations of the Plan and the requirements of Section 162(m), the Committee shall be authorized to make adjustments in the method of calculating attainment of Performance Goals in recognition of: (i) extraordinary or non-recurring items; (ii) changes in tax laws; (iii) changes in generally accepted accounting principles or changes in accounting policies; (iv) charges related to restructured or discontinued operations; (v) restatement of prior period financial results; and (vi) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company’s financial statements.

ARTICLE 6

ANNUAL INCENTIVE AWARDS

6.1 Timing of Awards. As soon as practicable following the completion of the Performance Period, the Committee shall review the prior year’s performance in relation to the Performance Goals and determine whether and to what extent Awards will be granted under the Plan. Notwithstanding the attainment of one or more Performance Goals, the Board may determine that no Awards be made with respect to a Performance Period if it determines that the making of such Awards is not in the best interests of the Company.

6.2 Determination of Awards. The payment of any Award shall be contingent upon the attainment of one or more Performance Goals as certified to the Board in writing by the Committee and the Subcommittee. The Subcommittee shall calculate the amount of each Award to be made to the Named Executive Officers based upon the applicable Performance Goals, Performance Measures, Bonus Targets and Percentage Allocation established pursuant to Article 5 above. The Subcommittee may not exercise any discretion to increase any Award to a Named Executive Officer, but may exercise discretion to reduce an Award by up to 25 percent so long as such reduction does not result in an increase in the amount of the Award of any other Participant. The amount of individual Awards made to all other Participants shall be determined by management based upon the attainment of the Performance Goals and in accordance with the Performance Measures, Bonus Targets, Percentage Allocation and discretionary elements approved in advance by the Committee. Notwithstanding anything to the contrary contained herein, commencing with the 2001 Performance Period and for any Performance Period thereafter, any Award otherwise payable under this Plan to a Participant who also holds Bonus Interests under the Senior Management Bonus Plan shall be offset, in whole or in part, by any cash amount paid or payable to such Participant in respect of such Bonus Interests by virtue of a Determination Date (as such term is defined in the related Bonus Interest Agreement) having occurred during such Performance Period. The term ‘Senior Management Bonus Plan’ as used herein shall mean and refer to the Metro-Goldwyn-Mayer Inc. and Metro-Goldwyn-Mayer Studios Inc. Senior Management Bonus Plan as adopted by the Boards of Directors of such companies on November 7, 1997 and approved by the stockholders of Metro-Goldwyn-Mayer Inc. on May 12, 1998.” The term ‘Bonus Interest Agreement’ as used herein shall mean and refer to the form of Metro-Goldwyn-Mayer Inc. and Metro-Goldwyn-Mayer Studios Inc. Bonus Interest Agreement Pursuant to the Senior Management Bonus Plan entered into between such companies and each holder of Bonus Interests.

6.3 Range of Awards. Provided the relevant Performance Goal shall have been attained, as determined by the Committee or the Subcommittee, as the case may be, and certified to the Board, the range of Awards as to each Performance Measure shall be based on percentages of base salary as determined by the Committee or the Subcommittee, as the case may be.

6.4 Maximum Individual Award. Notwithstanding any other provision hereof, the maximum Award that may be made to any Participant under the Plan for any Performance Period shall be $5 million.

6.5 Form of Payment. With respect to the 2000 Performance Period, the entire amount of any Award shall be payable in cash. Commencing with the 2001 Performance Period and for each Performance Period thereafter, such portion of an Award as shall be equal to or less than the Bonus Target amount shall be payable in cash and the amount, if any, in excess of the Bonus Target amount (the “Excess Amount”) may be payable either in cash or in shares of the Company’s common stock, $.01 par value per share (the “Common Stock”), as the Committee shall determine in its discretion. In the event the Committee shall determine that the Excess Amount shall be payable in shares of Common Stock, the precise number of shares payable to a Participant shall be the result (rounded up to the nearest whole share) obtained by dividing the Excess Amount by the closing price of the Common Stock on the New York Stock Exchange on the day the Committee certifies to the Board that one or more of the Performance Goals for such Performance Period have been attained.

6.6 Discretionary Authority. Notwithstanding any other provision of the Plan, the Committee shall have the discretion, commencing with the 2004 Performance Period, to authorize bonus awards to Participants (including the Named Executive Officers) at the target level of performance for such Performance Period, whether or not the Performance Goals for such Performance Period are achieved, and at above-target levels of performance to the extent Performance Goals for such Performance Period are exceeded; provided, however, that during any Performance Period in which a Change in Control occurs, bonus awards otherwise payable in accordance with this Section 6.6 with respect to such Performance Period shall be prorated to the date of the consummation of the Change in Control.

ARTICLE 7

WITHHOLDING TAXES AND DEDUCTIONS

The Company shall have the right to deduct from any payment to be made pursuant to the Plan (i) the amount of any taxes required by law to be withheld with respect to such payments and (ii) any amounts owed by Participant to the Company or any or its subsidiaries.

ARTICLE 8

NO RIGHT TO CONTINUED EMPLOYMENT OR AWARDS

No employee shall have any claim or right to receive an Award, and the making of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any of its subsidiaries. Further, the Company and its subsidiaries expressly reserve the right at any time to terminate the employment of any Participant free from any liability under the Plan; except that a Participant who meets or exceeds the Performance Goals for the Performance Period and was actively employed for the full term of the Performance Period, will be eligible for an Award even though the Participant is not an active employee of the Company at the time Awards are made.

ARTICLE 9

NO FUNDING OF PLAN

The Plan shall constitute an “unfunded” plan of the Company, and nothing contained herein shall require the Company to fund or otherwise aggregate any cash or other assets for payment to Participants under the Plan. The Company shall not be deemed by any provision of the Plan to be a trustee of any property.

ARTICLE 10

NONTRANSFERABILITY

Except as otherwise provided by law or by the Committee or Subcommittee, no Award shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary. Awards under the Plan shall be payable from the general assets of the Company, and no Participant shall have any claim with respect to any specific assets of the Company.

ARTICLE 11

AMENDMENT, MODIFICATION, SUSPENSION, OR TERMINATION

The Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the Plan and Awards under the Plan to continue to comply with Section 162(m) shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon.

ARTICLE 12

GOVERNING LAW

The place of administration of the Plan shall be the State of California. Notwithstanding the foregoing, the validity, construction and effect of the Plan and actions taken with respect thereto, as well as any rights relating thereto or arising therefrom, shall be determined solely in accordance with the laws of the State of Delaware and applicable federal law.

ARTICLE 13

EFFECTIVE DATE

This Plan shall be effective as of January 1, 2000. Notwithstanding the foregoing, the adoption of this Plan is expressly conditioned upon approval by the Company’s stockholders at the annual meeting of the Company’s stockholders held in 2000. Subject to earlier termination pursuant to Article 11 hereof, the Plan shall have a term of five years from its effective date.

ARTICLE 14

INDEMNIFICATION

No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

ARTICLE 15

INTERPRETATION

The Plan is designed to comply with Section 162(m), and all provisions hereof shall be construed in a manner consistent with that intent.